                                                                       Exhibit 4

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

    STOCKHOLDERS' AGREEMENT (this "Agreement") entered into as of the 23/rd/ day
                                    ---------
of July, 2001, among Environmental Power Corporation, a Delaware Corporation ("EPC"), Donald A. Livingston ("Livingston") and Joseph E. Cresci ("Cresci"),
-----                           ----------                          ------
the majority stockholders of EPC (Livingston and Cresci are collectively referred to herein as the "Majority Stockholders") and George A. Kast ("Kast"),
                           ---------------------                        ----
Benjamin J. Brant ("Brant"), Daniel J. Eastman ("Eastman"), Steven J. Brunner
                    -----                        -------
("Brunner"), John P. O'Shea ("O'Shea"), Henry S. Krauss ("Krauss"), Frances Luskind and Henry Krauss, as Trustees of the Trust under the will of Jessie Daniels FBO Frances Luskind (the "Trust"), Smithson Ventures Inc. Money Purchase Pension Plan - DLJSC Custodian FBO Deborah Salerno Trustee (the "Plan"), Amro International S.A. ("Amro"), Frank Kramer ("Kramer"), John J. Burke ("Burke") and Hitel Group ("Hitel"), principal stockholders of Microgy Cogeneration Systems, Inc., a Colorado corporation ("Microgy") (Kast, Brant, Eastman,
                                        -------
Brunner, O'Shea, Krauss, the Trust, the Plan, Amro, Kramer, Burke and Hitel are collectively referred to herein as the "Principal Microgy Stockholders").
                                        ------------------------------

                             W I T N E S S E T H:
                             - - - - - - - - - -

    WHEREAS, EPC, Microgy and the Principal Microgy Stockholders have entered into a Share Exchange Agreement dated as of June 20, 2001 (the "Exchange
                                                                --------
Agreement"), pursuant to which the Principal Microgy Stockholders have agreed,
---------
subject to the terms and conditions thereof, to exchange an aggregate 15,919,147 shares of Common Stock, par value $.001 per share, of Microgy for an aggregate 5,521,549 shares of Common Stock of EPC, par value $0.01 per share ("EPC Common
                                                                     ----------
Stock") and 197,760.7 shares of Series B Preferred Stock of EPC, par value $0.01
-----
per share ("EPC Preferred Stock"), and Eastman has agreed to exchange 800,000
            -------------------
warrants for EPC Derivative Securities, as defined therein; and

    WHEREAS, the parties desire to provide representation on the EPC Board of Directors for the Principal Microgy Stockholders in their capacity as stockholders of EPC and stability in management of EPC; and

    WHEREAS, the Exchange Agreement provides, as a condition precedent to the closing under the Exchange Agreement, for the execution and delivery of this Agreement.

    NOW, THEREFORE, in connection with the Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    SECTION 1. Definitions.  In addition to the terms defined elsewhere herein,
               -----------
when used herein the following terms shall have the meanings indicated:

        (a)    "Affiliate" as applied to any Person, means any other Person
                ---------
directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (b) ownership, directly or indirectly, of 10% or more of the Equity Interests of such Person.

         (b)    "Beneficially Owned" means Stock owned by a Stockholder, or an
                 ------------------
Affiliate or Family Member of that Stockholder where the Stockholder has the power to direct or control the exercise of voting rights with respect thereto.

         (c)    "Existing Directors" means the five (5) Directors of EPC
                 ------------------
immediately prior to the Closing.

         (d)    "Family Member" means a parent, child, descendant or sibling of
                 -------------
the Stockholder, the spouse of any of the foregoing or the Stockholder, or the estate, any guardian, custodian, conservator or committee of, or any trust for the benefit of, the Stockholder or any of the foregoing.

         (e)    "Incumbent Directors" shall mean the Existing Directors (as well
                 -------------------
as any additional Incumbent Directors selected in accordance with Sections 4(a) and (d)) or any replacement or substitution therefor designated as such by the Majority Stockholders.

         (f)    "Microgy Designees" shall mean the three directors elected to
                 -----------------
fill vacancies on the Board as contemplated by Section 9.6 of the Exchange Agreement (as well as any additional Microgy Designees selected in accordance with Sections 4(a) and (d)), or any replacement or substitution therefor designated as such by the Principal Microgy Stockholders.

         (g)    "Person" means any individual, corporation (including not-for-
                 ------
profit), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

         (h)    "Stock" means shares of EPC Common Stock and EPC Preferred
                 -----
Stock.

         (i)    "Stockholders" or "Stockholder" means collectively, or
                 ------------      -----------
individually, any of the Principal Microgy Stockholders or the Majority Stockholders.

         (j) Unless otherwise separately defined in this Agreement, all capitalized terms when used herein, shall have the same meaning and definition as is set forth in the Exchange Agreement.

     SECTION 2. Termination.
                -----------

         (a) This Agreement may be terminated by written consent of the Principal Microgy Stockholders and the Majority Stockholders.

         (b)    This Agreement shall terminate automatically on June 30, 2003.

     SECTION 3. Amendment to Certificate of Incorporation. EPC agrees to arrange
                -----------------------------------------
for a meeting of stockholders as soon as the Company deems practicable (but in any event in a time frame which permits the Company to comply with its obligations under Section 2(a) of the

Registration Rights Agreement (as defined in the Exchange Agreement) to present a proposal to increase the authorized shares of EPC Common Stock from 20,000,000 to a greater amount (at least sufficient to cause the conversion of the Series B Preferred Stock and the other EPC Derivative Securities) as the Board deems desirable. Each of the Stockholders agrees to vote all of the shares of Stock Beneficially Owned or controlled by such Stockholder at such meeting of EPC's stockholders (or, if not approved at such meeting, at any other meeting of EPC stockholders which occurs) to amend EPC's Certificate of Incorporation to increase the authorized shares of EPC Common Stock as contemplated by the previous sentence.

     SECTION 4. Election of Directors and Officers; Authority of Officers.
                ---------------------------------------------------------

         (a)    Number of Directors.  Except as otherwise agreed by the Majority
                -------------------
Stockholders and the Principal Microgy Stockholders, following the actions contemplated by Section 9.6 of the Exchange Agreement, each of the Stockholders agrees to take all such lawful action, including affirmatively voting the shares of Stock Beneficially Owned or controlled by such Stockholder, as necessary to cause the proportion of Microgy Directors to Incumbent Directors to remain approximately 3:5 (or as close thereto as practicable). Notwithstanding the foregoing, the parties agree and acknowledge that directors may hereafter be elected by the Board and/or stockholders of EPC who are neither Microgy Designees nor Incumbent Directors in connection with financings or to add directors with desired skills or attributes or to comply with corporate governance or listing requirements.

         (b)    Covenant to Vote for Majority Designees. Each of the
                ---------------------------------------
Stockholders shall vote all of the shares of the Stock Beneficially Owned or controlled by such Stockholder (i) at each annual or special meeting of the EPC's stockholders called for the purpose of electing Directors or (ii) by written consent (in lieu of an annual or special meeting) of the EPC's stockholders for the purpose of electing Directors, in favor of the election or reelection of the Incumbent Directors.

         (c)    Covenant to Vote for Microgy Designees. Each of the Stockholders
                --------------------------------------
shall vote all of the shares of the Stock Beneficially Owned or controlled by such Stockholder (i) at each annual or special meeting of the EPC's stockholders called for the purpose of electing Directors or (ii) by written consent (in lieu of an annual or special meeting) of the EPC's stockholders for the purpose of electing Directors, in favor of the election or reelection of the Microgy Designees.

         (d)    Filling Vacancies. If at any time there shall exist a vacancy on
                -----------------
EPC's Board by reason of the death, resignation or removal of any Microgy Designee or Incumbent Director or an increase in the number of Microgy Designees and Incumbent Directors in accordance with Section 4(a) above, each Stockholder who is then a Director of EPC shall, in his capacity as director (subject to his fiduciary duties to EPC) elect a designee (reasonably acceptable to the Board) of the Majority Stockholders (in the case of a vacancy in Incumbent Directors) or of the Principal Microgy Stockholders (in the case of a vacancy in Microgy Designees) to fill the vacancy. In the event the vacancy is not filled as contemplated by the prior sentence, the Stockholders agree to promptly take all such lawful action as reasonably within their power to duly call and convene a special meeting (or by written consent in lieu of a special meeting) of EPC's stockholders as soon as reasonably practicable to appoint a Microgy Designee or Incumbent Director, as the case may be, to fill such vacancy, and thereafter each of the Stockholders shall affirmatively vote their Stock to duly elect such nominee.

         (e)    Removal of Microgy Designee or Majority Designee. Each of the
                ------------------------------------------------
Stockholders agrees not to vote the Shares of Stock Beneficially Owned or controlled by such Stockholder to remove a person who remains a Microgy Designee or Incumbent Director, except for cause or as requested by the Principal Microgy Stockholders or Majority Stockholders, as the case may be.

         (f)    Officers. Each Stockholder who is a Director of EPC shall, in
                --------
his capacity as director (subject to his fiduciary duties to EPC), unless otherwise agreed by a majority of the then Incumbent Directors, retain in office the Chairman and Chief Executive Officer and President of EPC existing immediately prior to the Closing and not take any action to alter the respective powers and functions of such offices.

     SECTION 5. Standstill Agreement. The Principal Microgy Stockholders agree
                --------------------
that until this Agreement is terminated in accordance with Section 2 hereof, unless such stockholder has been specifically invited in writing by a majority of the then Incumbent Directors (or in the case of Section 5(a)(i) below, has obtained the consent of a majority of the then Incumbent Directors), such stockholder will not in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) in the case of Messrs. Kast and Brant, any acquisition of any securities (or beneficial ownership thereof) or assets of EPC, or any of its subsidiaries, except as contemplated in the Exchange Agreement; (ii) any tender or exchange offer or merger or other business combination involving EPC or any of its subsidiaries,
(iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to EPC or any of its subsidiaries or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of EPC, except as contemplated herein, (b) form, join or in any way participate in a "group" (as defined under the Securities Exchange Act of 1934, as amended), with respect to the securities of EPC, except as contemplated herein, (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of EPC, (other than acting as a shareholder or director in the ordinary course), (d) take any action which might force EPC to make a public announcement regarding any of the types of matters set forth in (a) above, (e) advise, assist or encourage any other persons in connection with the foregoing, or (f) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

     SECTION 6. Severability: Governing Law.  If any provision of this Agreement
                ---------------------------
shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. To the extent a provision in this Agreement is unenforceable as to time, duration or geographic scope, the parties hereby stipulate that such court of law is authorized to reduce such scope and enforce said provision to the fullest extent permitted by law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, applicable to instruments made and performed entirely in such state.

     SECTION 7. Benefits of Agreement. This Agreement shall be binding upon and
                ---------------------
inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs (it being understood that transfers of Stock are subject to the provisions of Section 16 below) and this Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person.

     SECTION 8. Notices.  Unless otherwise provided herein, any notice, request,
                -------
instruction or other documents to be given hereunder by any party to any other party or parties shall be in writing and delivered in person or by courier or by facsimile transmission (followed by mailing certified mail, postage prepaid, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested, as follows:

     (i)  If to EPC, to it at the following address:

                  Environmental Power Corporation
                  500 Market Street, Suite 1E
                  Portsmouth, NH  03801
                  Attn: Chief Executive Officer
                  Telephone: (603) 431-1780
                  Fax: (603) 431-2650

                  With a copy to:

                  Dorsey & Whitney LLP
                  250 Park Avenue
                  New York, N.Y.  10177
                  Attention: Steven I. Himelstein
                  Telephone: (212) 415-9260
                  Facsimile: (212) 953-7201

     (ii) If to Cresci or Livingston, to him at the following address:

                  Environmental Power Corporation
                  500 Market Street, Suite 1E
                  Portsmouth, NH 03801
                  Telephone: (603) 431-1780
                  Fax: (603) 431-2650;

                  With a copy to:

                  Dorsey & Whitney LLP
                  250 Park Avenue
                  New York, N.Y. 10177
                  Attention: Steven I. Himelstein
                  Telephone: (212) 415-9260
                  Facsimile: (212) 953-7201

     (iii) If to a Principal Microgy Stockholder, to it at the address listed on
           Schedule 2.1 to the Exchange Agreement

           With a copy to, in the case of Messrs. Eastman, Brunner, Kast, Brant and Burke:

           D. Elizabeth Wills, Esq.
           Rothgerber Johnson & Lyons LLP
           1200 17/th/ Street, Suite 3000
           Denver, CO  80202
           Telephone: (303)  628-9585
           Facsimile: (303)  623-9222

           With a copy to, in the case of all other Principal Microgy Holders:

           David N. Feldman, Esq.
           Feldman & Associates
           Counselors at Law, P.C.
           36 West 44/th/ Street, Suite 201
           New York, NY  10036
           Telephone: (212) 869-7000
           Facsimile: (212) 997-4242; and

     (iv)  If to another Holder, to it c/o George A. Kast and/or Benjamin J.
           Brant;

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

               All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 8, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 8, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 8, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 8.

     SECTION 9.  Modification. Except as otherwise provided herein, neither this
                 ------------
Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by EPC and each of the Stockholders.

     SECTION 10. Captions and References to Sections.  The captions herein are
                 -----------------------------------
inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof. Sections mentioned by number only are the respective sections of this Agreement.

     SECTION 11. Availability of Equitable Remedies.  Each of the Stockholders
                 ----------------------------------
acknowledges that a breach of the provisions of this Agreement will not be adequately compensated by money damages. Accordingly, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

     SECTION 12. Entire Agreement. This Agreement sets forth the entire
                 ----------------
understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter.

     SECTION 13. Waiver. Any waiver by any party of a breach of any provision of
                 ------
this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

     SECTION 14. Pronouns. Any masculine personal pronoun shall be considered to
                 --------
mean the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.

     SECTION 15. Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective and binding upon each proposed party hereto upon the execution and delivery of a counterpart hereof by such party.

     SECTION 16. Transfer of Stock. Nothing herein shall act to prohibit or
                 -----------------
prevent the Stockholders from transferring, by sale, gift, bequest or in any other manner, any or all of the Stock Beneficially Owned or controlled by such Stockholder. Notwithstanding the foregoing, however, a Stockholder may not transfer any of such Stock to a director, officer or 10% shareholder of EPC or to an Affiliate or Family Member of such Stockholder or to another Stockholder or otherwise in a private transaction unless said transferee has agreed, in writing, to be bound by the applicable terms of this Agreement.

     SECTION 17. Legend. Any certificates issued on or after the date hereof
                 ------
evidencing Stock Beneficially Owned by a party hereto shall bear a legend to the effect that such Stock is subject to the provisions of this Agreement.

     SECTION 18. Action. Any designation or agreement hereunder by the group of
                 ------
Majority Stockholders or the group of Principal Microgy Stockholders shall be by holders of a majority of the voting power in Stock among the members of such group or by such other method as the members of such group may agree in writing from time to time.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                          ENVIRONMENTAL POWER CORPORATION


                                          By: __________________________________
                                              Name: Joseph E. Cresci
                                              Title: Chief Executive Officer


                                          ______________________________________
                                          Joseph E. Cresci


                                          ______________________________________
                                          Donald A. Livingston


                                          ______________________________________
                                          George A. Kast


                                          ______________________________________
                                          Benjamin Brant


                                          ______________________________________
                                          Daniel J. Eastman


                                          ______________________________________
                                          Steven J. Brunner


                                          ______________________________________
                                          John P. O'Shea


                                          ______________________________________
                                          Henry S. Krauss

                                        FRANCES LUSKIND AND HENRY KRAUSS,
                                        AS TRUSTEES OF THE TRUST U/W/O
                                        JESSIE DANIELS FBO FRANCES LUSKIND

                                        ____________________________
                                        Frances Luskind, Trustee

                                        ____________________________
                                        Henry Krauss, Trustee


                                        SMITHSON VENTURES INC. MONEY
                                        PURCHASE PENSION PLAN DLJSC -
                                        CUSTODIAN FBO DEBORAH SALERNO
                                        TRUSTEE


                                        By: _________________________________
                                            Name:
                                            Title:


                                        AMRO INTERNATIONAL, S.A.


                                        By: _________________________________
                                            Name:
                                            Title:


                                        _____________________________________
                                         Frank Kramer


                                        _____________________________________
                                         John J. Burke

                                        HITEL GROUP


                                        By: _________________________________
                                            Name:
                                            Title: